UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

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VISION-SCIENCES, INC.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note:  This Schedule 14A is being filed for the sole purpose of including  2007 Amended and Restated Stock Incentive Plan as Appendix A, which was inadvertently omitted in the immediately prior Schedule 14A proxy statement filing.

No other changes have been made to the proxy statement filed July 21, 2010.

Dear Stockholder:

I would like to extend a personal invitation for you to join us at our Annual Meeting of Stockholders at our offices at 40 Ramland Road South, Orangeburg, New York 10962 on September 2, 2010 at 10:00 a.m., local time, to consider and act upon the following matters:

(1)	To elect Lewis C. Pell and John J. Rydzewski as Class I Directors, each to serve for a three-year term;

(2)	To ratify the selection of Amper, Politziner & Mattia, LLP as our independent registered public accountants for the fiscal year ending March 31, 2011;

(3)	To amend the Company's 2007 Stock Incentive Plan; and

(4)	To transact such other business as may properly come before the meeting or any adjournment.

We have provided you notice that the meeting notice and proxy materials are available to you via the Internet in accordance with the rules established by the Securities and Exchange Commission. We believe that this should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or prior to July 23, 2010, we will mail to our stockholders of record on July 9, 2010 a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our Annual Report on Form 10-K, and vote their shares. The Notice also contains instructions on how to receive a paper copy of your proxy materials.

Please use this opportunity to take part in our corporate affairs by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please vote electronically via the Internet or by telephone, or please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope. Voting electronically or returning your proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

I hope to see you at the meeting.

/s/ Lewis C. Pell
Lewis C. Pell, Chairman

The Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K for the fiscal year ended March 31, 2010 are available at www.proxyvote.com.

VISION-SCIENCES, INC.
40 Ramland Road South,
Orangeburg, New York 10962

Notice of Annual Meeting of Stockholders
to be Held on September 2, 2010

The Annual Meeting of Stockholders of Vision-Sciences, Inc. will be held at its offices at 40 Ramland Road South, Orangeburg, New York 10962 on September 2, 2010 at 10:00 a.m., local time, to consider and act upon the following matters:

(1)           To elect Lewis C. Pell and John J. Rydzewski as Class I Directors, each to serve for a three-year term;

(2)           To ratify the selection of Amper, Politziner & Mattia, LLP as our independent registered public accountants for the fiscal year ending March 31, 2011;

(3)           To amend the Company's 2007 Stock Incentive Plan; and

(4)           To transact such other business as may properly come before the meeting or any adjournment thereof.

All stockholders are cordially invited to attend the Annual Meeting. Only those stockholders of record at the close of business on July 9, 2010 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. at our principal executive offices at 40 Ramland Road South, Orangeburg, New York 10962 by contacting our Corporate Secretary.

By Order of the Board of Directors,

/s/ Lewis C. Pell
Lewis C. Pell, Chairman
Orangeburg, New York
July 20, 2010

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY BY TELEPHONE OR INTERNET OR COMPLETE, DATE AND SIGN YOUR PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEEDS TO BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

VISION-SCIENCES, INC.
40 Ramland Road South
Orangeburg, New York 10962

PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held on September 2, 2010 at 10:00 a.m. Local Time

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Vision-Sciences, Inc. for use at its Annual Meeting of Stockholders (“Annual Meeting”) to be held on September 2, 2010 at 10:00 a.m. at its offices at 40 Ramland Road South, Orangeburg, New York 10962, and at any adjournment of that meeting.  All proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to our Corporate Secretary or by voting in person at the Annual Meeting or by voting again on a later date by Internet or telephone.

This Proxy Statement and the form of Proxy were first furnished or made available to stockholders on or about July 23, 2010.

Voting Securities and Votes Required

At the close of business on July 9, 2010, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 37,593,056 shares of our Common Stock, $0.01 par value per share (“Common Stock”), constituting all of our voting stock. Holders of Common Stock are entitled to one (1) vote per share.

The holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting constitute a quorum for the transaction of business at the Annual Meeting.  Shares of Common Stock represented in person or by proxy will be counted for purposes of determining whether a quorum exists at the Annual Meeting and will be voted in accordance with the voting specifications or, if none, in the manner specified in the proxy.

Shares held by stockholders who abstain from voting as to a particular matter and shares held in “street name” by brokers or nominees who do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes for or against any such matter, but will be counted for purposes of establishing a quorum.  We encourage you to provide specific voting instructions to any organization that holds your shares of Common Stock in street name.

The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of directors. Ratification of the appointment of the independent registered public accountants and the amendment to the 2007 Stock Incentive Plan each require the affirmative vote of a majority of shares of Common Stock voting on the matter.

ALL PROXIES TIMELY RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

None of the matters to be acted on at the Annual Meeting give rise to any statutory right of a stockholder to dissent and obtain the appraisal of or payment for such stockholder’s shares.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

 PROPOSAL 1:  ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms.

There are currently two Class I Directors, whose terms expire at the 2010 Annual Meeting of Stockholders, one Class II Director, whose term expires at the 2011 Annual Meeting of Stockholders and three Class III Directors, whose terms expire at the 2012 Annual Meeting of Stockholders (in all cases subject to the election of their successors and to their earlier death, resignation or removal). Once elected at the 2010 Annual Meeting, the term for the Class I Directors will expire at the 2013 Annual Meeting of Stockholders (subject to the election of their successors and to their earlier death, resignation or removal).

The persons named in the proxy will vote for Lewis C. Pell and John J. Rydzewski as Class I Directors, unless authority to vote for the election of either of them is withheld by marking the proxy to that effect.  Both directors have indicated their willingness to serve, if elected, but if either of them is unable or unwilling to stand for election, proxies may be voted for a substitute nominee or nominees designated by the Board of Directors.

Listed below are the names and certain information with respect to each of our directors, including the nominees for Class I Directors:

			First				Governance and
	Class of		Became a		Audit	Compensation	Nominating
Name	Director	Age	Director	Independent (1)	Committee (2)	Committee	Committee
Lewis C. Pell	I	67	1987
John J. Rydzewski	I	57	2009	x	x	x	x
Katsumi Oneda	II	72	1987	x
David W. Anderson (3)	III	57	2005	x	x	x	x
Warren Bielke (4)	III	63	2005
Lothar Koob	III	61	2009	x	x	x	x

(1)	All independent directors satisfy the definition of the listing standards of The NASDAQ Stock Market.
(2)	All Audit Committee members satisfy the SEC’s requirements for independence for Audit Committee members.
(3)
Mr. Anderson was appointed to the Audit Committee on April 7, 2009 replacing Mr. Bielke, and to the Governance and Nominating Committee (formerly known as the Nominating Committee) on June 24, 2009, replacing Mr. Wallace.

(4)	Mr. Bielke was a member of the Audit Committee until April 7, 2009 and the Governance and Nominating Committee until November 9, 2009.

Nominees for Class I Directors: Three Year Terms Ending in 2013

Lewis C. Pell is a co-founder of Vision-Sciences and has been Chairman since 2005. Prior to that, Mr. Pell served as Vice-Chairman of our Board of Directors since 1992. Mr. Pell is a founder or co-founder and chairman and director of several other privately held medical device companies. We believe Mr. Pell’s extensive experience with Vision-Sciences and other companies in the medical device industry, particularly his experience serving as a founder and a member of the board of directors of numerous medical device companies, makes him exceptionally well-suited to continue to serve as a member of our Board.

John J. Rydzewski is a managing director of Christofferson, Robb & Company where he has been responsible for biotechnology and pharmaceutical investments since 2006.  Mr. Rydzewski previously served as a healthcare investment banker at Benedetto, Gartland & Co. and Kidder, Peabody & Co. Incorporated.  Prior to investment banking, he was a manager at Price, Waterhouse & Co.   He is currently Vice Chairman of RAND Health, the healthcare policy research unit of the RAND Corporation.  He has served as a director and lead director of several public and privately held companies.  He received both an MBA and a BS degree from The Wharton School and he is a C.PA. Mr. Rydzewski serves on our Audit, Governance and Nominating, and Compensation Committees. We believe Mr. Rydzewski’s broad healthcare industry experience, professional training and educational background make him well-suited to continue to serve as a member of our Board and our committees.

THE BOARD RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEES.

Other Directors

Class II Director: Continuing in Office until 2011

Katsumi Oneda is a co-founder of Vision-Sciences and was the Chairman of our Board of Directors from 1993 to 2005. From 1993 through 2003 he also served as our President and Chief Executive Officer. He served as Vice-Chairman of our Board from 1992 to 1993, as Honorary Chairman of our Board of Directors from 1991 to 1993 and as Chairman of our Board from 1990 to 1991. Mr. Oneda is a director of a private company.  Mr. Oneda’s decades-long experience in the field of endoscopy and device engineering, and his pivotal role in creating and furthering our technology make him well suited to serve on our Board.

Class III Directors: Continuing in Office until 2012

David W. Anderson has served as President, Chief Executive Officer and director of Gentis, Inc. since 2004. Prior to that, Mr. Anderson was the President, Chief Executive Officer and director of Sterilox Technologies, Inc. from 2000 to 2004. Mr. Anderson is a director of Photomedex Inc., Inion Ltd. and several private companies.  Mr. Anderson’s experience as a senior executive and a board member in the health care fields, and his service as a director and on the audit and governance and nominating committees of public and private companies, makes him a valuable resource and well-suited to serve on our board and our committees.

Warren Bielke currently serves as our Interim Chief Executive Officer.  From April 2009 to November 9, 2009 when he was appointed as Interim Chief Executive Officer, he provided consulting services to Vision-Sciences.  Prior to that, he served as a business consultant and an investor. He has served as President and Chief Executive Officer of Vertebral Technologies, Inc., a developer of spinal implants from 2005 to 2006. Prior to that, Mr. Bielke was self-employed as a consultant and investor with start-up businesses from 1999 to 2005. Mr. Bielke is a director of two other private companies.  See “Agreements with Directors and Names Officers” below.  With a degree in business administration, his long history in the medical device field, and his in-depth expertise in sales, marketing and management, Mr. Bielke is well-suited to serve on our board.

Lothar Koob  has been a General Partner of Extera Partners LLC of Cambridge, MA, since 2007. Between 2001 and 2006, Mr. Koob was an Executive Vice President of Analogic Corporation (Analogic) of Peabody, MA. Prior to that, he was with Zeiss/Humphrey as its President of Worldwide Ophthalmic Systems Business and prior to that he spent 24 years in various positions at Siemens Medical where he also served as the General Manager of the MRI and Ultrasound worldwide business units. Mr. Koob is currently a director of XCounter AB, Nexstim Oy, Ultrasonix Medical and Helix Medical. In the past five years he has also been a director of BK Medical and Sky Computers, which are both subsidiaries of Analogic.  With a degree in electrical engineering, a background in medical device manufacturing and his membership on the boards and compensation and audit committees of a number of private companies, Mr. Koob is a valuable asset to our board and our committees.

PROPOSAL 2:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has selected and recommends the firm of Amper, Politziner & Mattia, LLP (“Amper”) as our independent registered public accountants for the current fiscal year. Amper has served as our independent registered public accountants effective March 25, 2010 and for the audit of our financial statements for the fiscal year ended March 31, 2010. Although stockholder approval of the Board selection of Amper is not required by law, our Board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board may reconsider its selection.

Representatives of Amper are expected to be present at the Annual Meeting, to have the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions from stockholders.

Change in Auditors

We dismissed BDO Seidman, LLP (our “Former Auditor” or “BDO”) as our independent registered public accounting firm, effective as of March 25, 2010, and engaged Amper, Politziner & Mattia, LLP (the “New Auditor” or “Amper”) as our new independent registered public accounting firm as of and for the year ended March 31, 2010.  The change in independent registered public accounting firm was not the result of any disagreement with the Former Auditor.

The report of the Former Auditor on the Company's consolidated financial statements as of and for the years ended March 31, 2009 or March 31, 2008, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

The Audit Committee made the decision to change independent accountants, acting under authority delegated to it by the Board and in accordance with its Audit Committee Charter, and also recommended that the Board approve the change.  The Board approved the change of independent accountants at its meeting on March 25, 2010.

During the two most recent fiscal years and through March 25, 2010, there (i) have been no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Auditor, would have caused the Former Auditor to make reference to the subject matter of such disagreements in its reports on the financial statements for such years and (ii) were no reportable events of the kind in Item 304(a)(1)(v) of Regulation S-K.

Auditor Fees and Services

The following table shows the aggregate fees for professional services rendered by Amper for the fiscal year ended March 31, 2010 and by BDO for the fiscal year ended March 31, 2009, except as expressly noted:

	Fiscal Year Ended March 31,
	2010	2009
Audit Fees (1)	$181,336	$230,550
Audit-Related Fees (2)	10,903	20,000
Tax Fees (3)	32,399	32,582
All Other Fees	-	-
Total	$224,638	$283,132

(1)
Audit Fees for both years consist of fees for professional services associated with the annual consolidated financial statements audit, review of the interim consolidated financial statements, and services that are normally provided in connection with statutory audits required in regulatory filings. Audit Fees for fiscal 2010 include $40,000 of fees for transition services and audit opinion consent by BDO Seidman in connection with the change in our auditors.

(2)	Audit-Related Fees are for auditing our 401(k) plan.
(3)	Tax Fees consist of fees for professional services rendered for assistance with federal and state tax compliance and sales tax advisory fees.

The Audit Committee of our Board chooses and engages our independent registered public accountants to audit our financial statements. In April 2004, our Audit Committee adopted a policy requiring management to obtain the Audit Committee’s approval before engaging our independent registered public accountants to provide any audit or permitted non-audit services to us or our subsidiaries. This policy, which is designed to assure that such engagements do not impair the independence of our independent registered public accountants requires the Audit Committee to pre-approve annually various audit and non-audit services that may be performed by our independent registered public accountants.

Our Chief Financial Officer, Executive Vice President Corporate Development reviews all management requests to engage our independent registered public accountants to provide services and approves the request if the requested services are of the type pre-approved by the Audit Committee. We inform the Audit Committee of these approvals at least quarterly. Services of the type not pre-approved by the Audit Committee require pre-approval by the Audit Committee on a case-by-case basis, subject to exceptions permitted by law. The Audit Committee is not permitted to approve the engagement of our independent registered public accountants for any services that fall into a category of services that is not permitted by applicable law or if the services would be inconsistent with maintaining the registered public accountant’s independence. All of the services performed by the independent registered public accountants in fiscal 2010 were pre-approved by the Audit Committee and, thus, we did not rely on any such exception to the pre-approved requirements.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF AMPER.

PROPOSAL 3:
APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2007 STOCK INCENTIVE PLAN

Our current 2007 Stock Incentive Plan (the “2007 Plan”) was adopted by our Board, and approved by our stockholders, at our annual meeting held on August 21, 2008.  Up to 4,000,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) were authorized to be issued pursuant to options granted under the 2007 Plan, of which 141,637 remain available as of July 20, 2010.

The Company’s ability to grant equity awards is a necessary and powerful tool for recruiting and retention of valuable employees. We believe there will not be sufficient shares available under our 2007 Plan to meet the Company’s current and projected needs.  Accordingly, on July 12, 2010, our Board approved, subject to stockholder approval, an amendment to the 2007 Plan to increase the maximum aggregate number of shares of Common Stock authorized under the 2007 Plan from 4,000,000 to 5,000,000, resulting in 1,141,637 shares available as of July 20, 2010.

Summary of the 2007 Plan

A brief summary of our 2007 Plan is below. A more complete summary and the full text of the 2007 Plan, as proposed to be amended, is attached hereto as Appendix A. and was initially included in our Schedule 14A filed with the SEC on July 27, 2007. Our SEC filings may be found online at the SEC's EDGAR website at http://www.sec.gov.

Purpose

The purpose of the 2007 Plan is to enhance our ability to attract, retain and motivate persons who make important contributions to the Company, by providing equity ownership opportunities and performance-based incentives. The Board believes that the amendment to the 2007 Plan will continue advance the interests of the Company’s stockholders by better aligning the interests of the participants in the 2007 Plan with those of the Company’s stockholders.

Eligibility

All the Company’s employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock awards or other stock-based awards under the 2007 Plan. The Board, through its Compensation Committee, will determine who will participate in the 2007 Plan based upon an employee’s achievement of corporate goals, management’s recommendations and the desire to incentivize the applicable employee, officer, director or consultant.

Administration

The 2007 Plan provides that the Board will administer the Plan and will have the authority to grant awards and the terms of the awards, including the effect on the award of the disability, death, retirement or other change in employment or status of the participant. The Board may delegate any or all of its powers under the 2007 Plan to one or more committees or subcommittees of the Board. Pursuant to this authority, the Board has delegated the administration of the 2007 Plan to the Compensation Committee. When referring to the Board with respect to the 2007 Plan, we are referring to the Board or any committee or subcommittee appointed by the Board under the 2007 Plan.

Stock Available for Awards

The 2007 Plan, as amended, provides for up to 5,000,000 shares of Common Stock to be awarded under the Plan, subject to adjustments. If any award expires or is terminated without being exercised or Common Stock is not issued, the unused Common Stock covered by the award will be available for grant under the 2007 Plan, subject to tax limitations. The maximum number of shares of Common Stock to be granted to any participant under the 2007 Plan is 2,000,000 per calendar year, subject to adjustments and subject to Section 162(m) of the Code. As of July 16, 2010, the closing price of the Company’s Common Stock as reported on the Nasdaq Capital Market was $0.96 per share.

Terms of Options

The Board may grant options to purchase Common Stock under the 2007 Plan. The Board will determine at the time of the grant all terms of the options, including, the number of shares covered by each option, the exercise price, the conditions and limitations applicable to the exercise of each option and the duration of each option, which shall not be granted for a term of more than ten years. The payment for the Common Stock upon exercise of an option, may be in cash, check, an irrevocable and unconditional undertaking by a broker to pay the Company, delivery of registered Common Stock owned by the participant valued at their fair market value, delivery of a promissory note or any other payment of lawful consideration as the Board may determine.

Restricted Stock

The Board may grant awards entitling recipients to acquire shares of Common Stock, subject to the Company’s right to repurchase all or part of the shares at their issue price or other stated or formula price, subject to the conditions determined and specified by the Board in the award.

Other Stock-Based Awards

The 2007 Plan provides that the Board may grant other awards based upon the Common Stock of the Company, including shares based on certain conditions, convertible securities and stock appreciation rights.

Adjustment Provisions

Capitalization Changes

In the event of specified transactions involving the Company’s Common Stock, including stock splits, stock dividends, recapitalizations, spin-offs or other similar changes in capitalization other than a normal capital dividends, (1) the number of shares available under the 2007 Plan, (2) the per-participant limit, (3) the number and class of securities exercisable under each option and the exercise price per share of each option, (3) the repurchase price per restricted stock award and (4) the terms of each other outstanding award, will each be appropriately adjusted by the Company to the extent that the Board determines that an adjustment is necessary and appropriate.

Significant Corporate Events

Upon a proposed liquidation or dissolution of the Company, all options will be exercisable in full and will terminate upon the liquidation or dissolution. The effect of a liquidation or dissolution on restricted stock awards will be established at the time of the grant of the award.

Upon a reorganization event or the execution of an agreement with respect to a reorganization event, the Board will provide that all outstanding options be assumed or equivalent options substituted by the acquiring or succeeding entity and, if that reorganization event constitutes a change of control under the 2007 Plan, the options will be immediately exercisable upon the reorganization event. If the acquiring or succeeding entity does not agree to assume or substitute the options, all unexercised options will become exercisable in full as of a specified time prior to the reorganization event and terminate prior to the reorganization event. If the consideration for the Common Stock in the reorganization event is cash, the Board may instead provide that the options will terminate upon the reorganization event and each participant will receive the equivalent of the consideration in the reorganization event for each share of the Common Stock subject to the option less the exercise price.

Upon a change of control event that is not also a reorganization event, all options will automatically become immediately exercisable in full.

A “reorganization event” is specified mergers or exchange of shares or such time when the directors at the time the 2007 Plan is initially adopted (together with directors appointed by a majority of those directors) do not constitute the majority of the Board, subject to specified exceptions.

A “change of control” is the (1) consummation of a merger, consolidation, reorganization, share exchange or sale of all or substantially all of the assets of the Company unless following that business combination (a) substantially all of the stockholders entitled to elect directors prior to the event own more than 50% of the Common Stock and voting power entitled to elect directors of the resulting company in substantially the same proportions as they did in the Company prior to the transaction and (b) no person, other than Katsumi Oneda or Lewis C. Pell, owns 20% or more of the Common Stock or voting power to elect directors of the resulting company or (2) the acquisition by a person, group or entity of 50% or more of the outstanding Common Stock or the voting power entitled to elect directors, except acquisitions by Katsumi Oneda or Lewis C. Pell or any of their affiliates so long as after their acquisition neither person or their affiliates owns more than 40% of the Company’s Common Stock or outstanding voting securities to elect directors and subject to other exceptions in the 2007 Plan.

These adjustments under the 2007 Plan to the terms of the awards for significant corporate events may be viewed as anti-takeover provisions, which may have the effect of discouraging a proposal to acquire or otherwise control the Company.

Restrictions on Transfer

Except as the Board may otherwise provide in an award, the participant may not transfer, involuntarily or voluntarily, any award under the 2007 Plan, except by will or by the laws of descent and distribution and during the life of the participant the award may only be exercisable by the participant.

Amendments to Granted Awards

The Board may amend, modify or terminate any award. The amendment is subject to the consent of the participant unless the Board determines that the modification would not materially and adversely affect the participant. The Board may, at any time, provide that options will be immediately exercisable in full or in part, that any restricted stock award may be free of restrictions or any other awards become exercisable.

Amendments to the 2007 Plan

The Board may amend, suspend or terminate the 2007 Plan provided that to the extent required by Section 162(m) of the Code, no award granted to a participant that is intended to comply with Section 162(m) after the date of the amendment shall be exercisable, realizable or vested until the amendment is approved the shareholders as required by Section 162(m). As a result, the 2007 Plan may be amended to increase the cost of the 2007 Plan to the Company or to alter the benefits under the plan, without the approval of the shareholders.

Federal Tax Consequences

The principal federal tax consequences to participants and to the Company of grants and awards under the 2007 Plan are summarized below.

Nonqualified Stock Options.    Nonqualified stock options granted under the 2007 Plan are not taxable to an optionee at grant but result in taxation at exercise, at which time the individual will recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the Common Stock on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year the optionee recognizes this income.

Incentive Stock Options.    An employee will generally not recognize income on grant or exercise of an incentive stock option; however, the amount by which the fair market value of the Common Stock at the time of exercise exceeds the option price is a required adjustment for purposes of the alternative minimum tax applicable to the employee. If the employee holds the Common Stock received upon exercise of the option for one year after exercise (and for two years from the date of grant of the option), any difference between the amount realized upon the disposition of the stock and the amount paid for the stock will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an incentive stock option and satisfies these holding period requirements, The Company may not deduct any amount in connection with the incentive stock option.

Stock Appreciation Rights.    There are no immediate federal income tax consequences to a participant when a stock appreciation right is granted. Instead, the participant realizes ordinary income upon exercise of a stock appreciation right in an amount equal to the cash and/or fair market value (on the date of exercise) of the shares of Common Stock received. The Company will be entitled to deduct the same amount as a business expense at the time.

Restricted Stock.    Generally, an employee will only recognize income on the restricted stock once it vests (when the restrictions lapse). Once vested, the employee will recognize compensation income on the difference between the fair market value of the restricted stock and the amount the employee paid for the stock, if any. The Company would receive a corresponding deduction in the same amount.

Under Section 83(b) of the Internal Revenue Code, the employee may elect to report compensation income for the tax year in which he or she receives a grant of restricted stock. Again, The Company will be entitled to take a corresponding deduction for federal income tax purposes. If the employee makes such an election, the amount of compensation income is the value of the restricted stock at the time of grant. Any later appreciation in the value of the restricted stock is treated as capital gain and recognized only upon a sale of the restricted stock.

Anticipated Awards under the 2007 Plan

The grant of awards to be allocated under the 2007 Plan for each executive officer (including those named in the Summary Compensation Table above, executives as a group, non-executives directors as a group and non-executive officer employees as a group) will be determined by, and is subject to the discretion of, the Board.  While awards may be granted in accordance with the Performance Plan, as stock options or otherwise under the 2007 Plan, as of the date of this proxy statement, there has been no determination as to future awards under the 2007 Plan.  Accordingly, future amounts or benefits under the 2007 Plan are not determinable at this time hose grants seem to have been earned in 2010.

	(A)	(B)	(C)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding column (A))
Equity compensation plans approved by security holders	6,916,200	$1.88	2,648,218
Equity compensation plans not approved by security holders	—	—	—
Total	6,916,200	$1.88	2,648,218

Text of Proposed Amendment:

To delete Section 4(a) of the 2007 Plan and replace it with the following:

“4.    Stock Available for Awards

(a)   Number of Shares.   Subject to adjustment under Section 8, Awards may be made under the Plan for up to 5,000,000 shares of common stock, $.01 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

THE BOARD FAVORS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 2007 PLAN.

           OTHER MATTERS BEFORE THE ANNUAL MEETING

The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

BOARD STRUCTURE AND GOVERNANCE

Leadership Structure

Since 2005, we have had separate individuals serving as Chairman of the Board and as Chief Executive Officer (“CEO”) and currently, Interim CEO. The Interim CEO is responsible for managing the day-to-day leadership and performance of the Company, while the Chairman and the Board provides guidance to the Interim CEO and the Chairman leads and manages the Board and presides over meetings of the full Board. We believe this structure strengthens the role of the board in fulfilling its oversight responsibility and fiduciary duties to our shareholders while recognizing the day-to-day management direction of the Company by our Interim CEO.

Our Board selects our executive officers generally on an annual basis or at such other times as the Board may determine, and serve at the Board’s discretion. No family relationship exists among any of our executive officers or directors.

The Board of Directors met eleven times during fiscal 2010. All members of the Board of Directors who then served attended the last Annual Meeting on September 3, 2009 in person and all are expected to attend the 2010 Annual Meeting in person. No incumbent member of the Board attended fewer than 75% of the aggregate meetings of the Board and committees of the Board for which he serves.

Audit Committee

We have a standing Audit Committee of the Board of Directors in accordance with the Securities Exchange Act.  The purpose of the Audit Committee is to review our audited financial statements with management, review our independent registered public accountants’ performance in the annual audit, review audit fees, review fees for the preparation of our tax returns, discuss our internal accounting control policies and procedures and consider and appoint our independent registered public accountants.

The current members of the Audit Committee are Messrs. Anderson, Koob and Rydzewski, and each such member is “independent” under the listing standards of The NASDAQ Stock Market and the SEC’s requirements for Audit Committee members. Mr. Anderson is chairman of the Audit Committee.

On April 7, 2009, Mr. Anderson was appointed to the Audit Committee, replacing Mr. Bielke, who resigned from the Audit Committee in connection with his entering into a consulting services agreement with us, as described in “Agreements with Directors and Named Executive Officers”.  On June 26, 2009, Mr. Rydzewski was elected to the Board, effective immediately, and was appointed to the Audit Committee, and based on his background and experience, has been recognized by the Board and designated as its “audit committee financial expert,” replacing Mr. Anderson in this role.  On July 14, 2009, Mr. Koob was elected to the Board effective immediately, and was appointed as a member of the Audit Committee.

The Audit Committee met eight times during fiscal 2010. The Audit Committee Charter is available on our website at www.visionsciences.com/investors.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed with our management our audited consolidated financial statements for fiscal 2010. The Audit Committee has discussed with Amper, Politziner & Mattia, LLP (“Amper”), our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 “Communication with Audit Committees” as amended as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. Management represented to the Audit Committee that our financial statements had been prepared in accordance with generally accepted accounting principles.

The Audit Committee has also received the written disclosures and the letter from Amper as required by the PCAOB in Rule 3526 regarding Amper’s communications with the Audit Committee concerning its independence and has discussed with Amper its independence. Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K, for fiscal 2010, for filing with the SEC.

AUDIT COMMITTEE
David W. Anderson, Chairman
John J. Rydzewski
Lothar Koob

Compensation Committee

We have a standing Compensation Committee of the Board of Directors. The Compensation Committee, in its capacity as a committee of the Board, has overall responsibility for approving and evaluating officer compensation plans, policies and programs and employee-benefit programs of the Company.  The Compensation Committee administers our 2000 and 2007 Stock Incentive Plans and our 2003 Director Plan (the “Plans”) and authorizes option grants under the Plans to our employees.

 In October 2009, the Board approved the Compensation Committee Charter which is available on our website at www.visionsciences.com/investors.  The authority delegated to the Compensation Committee pursuant to its Charter includes:

•	Determining the amount and form of compensation to be paid to the Company’s Interim CEO;
•
Reviewing the amount and form of compensation paid to the Company’s executive officers, officers, employees, consultants and advisors and establishing the Company’s general compensation policies and practices and reviewing the administration of plans and arrangements established pursuant to such policies and practices;

•	Administering the Company’s equity-based compensation plans, including our 2000 and 2007 Stock Option Plans and our 2003 Director Plan and authorizing option grants under these plans;
•	Engaging compensation consultants, legal counsel and such other advisors as it deems necessary and advisable to assist it in carrying out its responsibilities and functions; and
•	When required, preparing reports to on executive compensation and reviewing the compensation discussion in the proxy.

The Compensation Committee meets in executive session. The Compensation Committee, on occasion, invites members of management and outside advisors to participate in Compensation Committee meetings in order to provide financial or other information useful to the performance of its responsibilities.   The Committee did not utilize the services of any advisors during the preceding two fiscal years.

The CEO may not participate in, or be present during, any deliberations of the Compensation Committee regarding his compensation or individual performance objectives.  The CEO recommends salaries, bonuses and stock option grants for the Company’s executive officers. The Compensation Committee reviews these recommendations and independently determines the compensation for such officers.  The Compensation Committee also approves company-wide pay increases and discretionary compensation that may be allocated to non-executive employees by management.

A description of the Compensation Committee’s determination of executive compensation is included in the Executive Compensation and Other Information section of this Proxy Statement.

Until the resignation of our former director, Mr. Ken Anstey, in July 2010, the members of the Compensation Committee were Messrs. Anderson and Anstey. On July 14, 2009, the Board elected Messrs Koob and Rydzewski to the Compensation Committee, which now consists of Messrs. Anderson, Koob and Rydzewski.   Mr. Rydzewski is chairman of the Compensation Committee. Each member of the Compensation Committee is “independent” under the listing standards of The NASDAQ Stock Market.

 The Compensation Committee met ten times during fiscal 2010.

Compensation Committee Review

The Compensation Committee has reviewed and discussed the executive compensation information contained in this proxy statement and recommended to the Board of Directors that such information be included in this proxy statement and incorporated into the annual report on Form 10-K for the fiscal year end March 31, 2010.

COMPENSATION COMMITTEE
John J. Rydzewski, Chairman
David W. Anderson
Lothar Koob

Governance and Nominating Committee

We have a standing Governance and Nominating Committee of the Board of Directors.  The purpose of the Governance and Nominating Committee is to oversee all aspects of the corporate governance functions, including acting as an independent committee evaluating transactions between the Company and its Board members and officers; assist the Board by identifying individuals qualified to become Board members, and to recommend for selection by the Board the Director nominees to stand for election at the next annual meeting of the Company’s shareholders and recommend to the Board Director nominees for each committee of the Board (other than this Committee).

When reviewing related party transactions the Governance and Nominating Committee has a policy of considering all relevant facts and circumstances, including (1) the commercial reasonableness of the terms, (2) the benefit and perceived benefits, or lack thereof, to us, (3) opportunity costs of alternate transactions, and (4) the materiality and character of the related person’s interest, and the actual or apparent conflict of interest of the related person. It only approves or ratifies a related person transaction when it determines that, upon consideration of all relevant information, the transaction is in, or is not inconsistent with, the best interests of our company and stockholders. No related person transactions will be consummated without the approval or ratification of our Governance and Nominating Committee and the disinterested members of the Board.  It is our policy that directors interested in a related person transaction will recuse themselves from any vote relating to a related person transaction in which they have an interest.

The Governance and Nominating Committee, by its policy, strives to select individuals as director nominees who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who will be the most effective, in conjunction with the other directors, in collectively serving the long-term interests of the stockholders. To this end, the Governance and Nominating Committee seeks director nominees with the highest professional and personal ethics and values, an understanding of our business and industry, diversity of business experience and expertise, a high level of education and broad-based business acumen. The Governance and Nominating Committee also will consider any other factor that it deems relevant in selecting individuals as director nominees.  The Governance and Nominating Committee will consider candidates recommended by our stockholders and does not use different standards to evaluate nominees depending on whether they are proposed by the our directors and management or by our stockholders.

The Governance and Nominating Committee met on June 25, 2009 and on July 9, 2009, and recommended to the Board that it elect Mr. Rydzewski to the Board as a Class I director and Mr. Koob as an additional director. The Board accepted both recommendations.  The Committee met again on July 14, 2009 and recommended that Mr. Koob, together with Warren Bielke and David Anderson be nominated as Class III directors, to be elected to the Board by the stockholders of the Company at the Company’s meeting of stockholders on September 3, 2009. The Committee met on May 29, 2010 and recommended that Mr. Pell and Mr. Rydzewski be nominated as Class I directors, to be elected to the Board by the stockholders of the Company at the Company’s meeting of stockholders on September 2, 2010.  Mr. Rydzewski abstained from voting on his own nomination.

The Committee met on October 23, 2009, October 28, 2009 and October 29, 2009 to review a revolving loan agreement with Mr. Pell, and recommended approval to the Board. The Board accepted this recommendation. See discussion below under “Agreements with Directors and Named Executive Officers.”

The Governance and Nominating Committee is composed of our three independent directors, Messrs. Anderson, Koob and Rydzewski.  Previously, Mr. Anstey and Bielke had served on this committee. Mr. Anderson was appointed as a third member to the Nominating Committee on June 24, 2009, and upon Mr. Anstey’s resignation, Messrs. Koob and Rydzewski were appointed.  Mr. Bielke stepped down upon his appointment as Interim CEO. Mr. Koob is chairman of this committee. Each member of the Governance and Nominating Committee is “independent” under the listing standards of The NASDAQ Stock Market.

The Governance and Nominating Committee met six times during fiscal 2010.  On July 12, 2010, the Board approved amendments to the Governance and Nominating Committee Charter, which is available on our website at www.visionsciences.com/investors.

Code of Ethics

           We have adopted a Code of Ethics applicable to our directors, officers and employees and those of our subsidiaries, including our principal executive officer, the principal financial officer, principal accounting officer, the controller, and other officers of the Company or our subsidiaries. We require all employees, including our senior officers, to read and to adhere to the Code of Ethics in discharging their work-related responsibilities. Our compliance and ethics program involves the administration of, training regarding and enforcement of the Code of Ethics and is under the direction of our Chief Financial Officer, Executive Vice President Corporate Development. Employees are expected to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics. Our Code of Ethics, as amended, is posted on our website under Corporate Governance in the Investors tab, at http://ir.visionsciences.com/governance.cfm, and we intend to disclose any future amendments to, or waivers granted to our executive officers from a provision to the Code of Ethics, on our website. Our Code of Ethics was last amended on July 14, 2009 to reflect the new members of our Audit Committee and specify the code’s compliance with certain rules

Stockholder Recommendations and Communications

We have an unwritten policy with regard to stockholder recommendations. Stockholders may recommend candidates for the Board by writing Vision-Sciences, Inc., Attn: Corporate Secretary, 40 Ramland Road South, Orangeburg, New York 10962. All stockholder recommendations that are received will be submitted to the Governance and Nominating Committee for review and consideration. Nominations of directors by stockholders will be considered and reviewed by the Governance and Nominating Committee, which will determine whether these nominations should be presented to the Board. Candidates are required to have the minimum qualifications described above that the Governance and Nominating Committee uses in its director recommendations.

Stockholders may send communications to the Board or to one or more individual directors at any time. Stockholders should direct their communication to the Board or to the individual director(s), in care of our Corporate Secretary at our principal offices, 40 Ramland Road South, Orangeburg, New York 10962. Any stockholder communications that are addressed to the Board or specified individual directors will be delivered by our Corporate Secretary to the Board or such specified individual directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership of Directors and Executive Officers

The following table sets forth certain information, as of July 9, 2010 (unless otherwise indicated below), with respect to the beneficial ownership of our common stock by: (i) each current director, each person serving as director during our fiscal year ended March 31, 2010 (“Fiscal 2010”) (whether or not a current director) and each director nominee; (ii) each current executive officer and former executive officer named in the Summary Compensation Table of this proxy statement; and (iii) all current executive officers and directors as a group.

	Amount and		Current
	Nature of	Percent of	Options and
Name of Beneficial Owner (1)	Beneficial Owner (2)	Class (3)	Warrants
David W. Anderson (4)	32,000	*	32,000
Warren Bielke (5)(6)	644,895	1.7%	432,000
Gideon Hirschmann (6)	237,254	*	147,254
Lothar Koob (4)	20,000	*	20,000
Mark S. Landman (5)(6)	294,521	*	212,321
Katsumi Oneda (7)	8,301,597	22.1%	24,000
Jitendra Patel (5)(6)	140,971	*	71,573
Lewis C. Pell (8)	8,819,159	23.5%	613,636
John J. Rydzewski (5)	42,500	*	20,000
Katherine L. Wolf (6)	277,208	*	162,458
Kenneth Anstey (9)	-	*	-
Ron Hadani (4)(10)	2,008,967	5.3%	2,008,967
John Wallace (9)	-	*	-
All current directors and executive officers, as a group 10 persons (11)	18,810,105	50.0%	3,744,209

*	Less than 1% of the shares of Common Stock outstanding
(1)	Unless otherwise indicated below, each stockholder listed had sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws, if applicable.
(2)
The number of shares of Common Stock beneficially owned by each director, nominee for director or executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership.

(3)
The number of shares deemed outstanding includes 37,593,056 shares outstanding as of July 9, 2010, and any shares subject to stock options and warrants held by the person or entity in question that are currently exercisable or exercisable within 60 days thereafter.

(4)	All shares are subject to stock options currently exercisable or exercisable within 60 days after July 9, 2010.
(5)	Includes shares held of record and beneficially owned by the respective individual as of July 9, 2010.
(6)
Includes restricted stock awards granted under the performance plan (as described in the Executive Compensation and Other Information section below) to Mr. Bielke (191,250 shares), Mr. Hirschmann (90,000 shares), Mr. Landman (70,200 shares), Mr. Patel (60,648 shares), and Ms. Wolf (114,750 shares). The restricted stock awards are subject to certain performance and time restrictions.

(7)	Includes 37,500 shares and 47,500 shares held of record and beneficially owned by Mr. Oneda’s son and daughter, respectively; Mr. Oneda disclaims beneficial ownership of these shares.
(8)
Includes 50,000 shares and 37,500 shares held of record and beneficially owned by Mr. Pell’s wife and child, respectively, and 2,400 shares held by Mr. Pell’s bother’s family; Mr. Pell disclaims beneficial ownership of these shares. Also includes exercisable warrants to purchase 272,727 shares of our common stock at $1.375 per share and 340,909 shares at $1.65 per share.

(9)
Mr. Anstey resigned from our Board effective July 7, 2009 and Mr. Wallace resigned from our Board May 15, 2009.  Any Directors options held by them expired 90 days after their last day as a Board member.

(10)
Mr. Hadani resigned as Chief Executive Officer and as a Director effective November 9, 2010.  Pursuant to the terms of the separation agreement with Mr. Hadani, he has until November 9, 2012 to exercise his options.

(11)
Includes, as to all current directors and executive officers as a group, 3,644,209 shares subject to stock options and warrants that are currently exercisable or exercisable within 60 days after July 9, 2010, and 174,900 shares for which certain individuals have disclaimed beneficial ownership, as set forth in the above footnotes.

Stock Ownership of Certain Stockholders

The following table sets forth the beneficial ownership of our Common Stock as of July 9, 2010 by each person who is known by us to beneficially own more than 5% of the outstanding shares of Common Stock, other than as reflected on the Stock Ownership of Directors and Officers above:

	Amount
	and Nature	Percent of
Name of Beneficial Owner	of Beneficial Owner	Class
Asahi Kogaku Kogyo Kabushiki Kaisha (1)	2,000,000	5.3%

(1)
Based on information provided by Pentax Corporation. Shares are held by in the name of Ashi Kogaku Kogyo Kabushiki Kaisha. The address for the beneficial owner is 2-36-9, Maeno-cho, Itabashi-Ku Tokyo 174-8639 Japan.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers, and persons who own more than ten percent (10%) of our Common Stock, file with the Securities and Exchange Commission reports of initial ownership of our Common Stock and subsequent changes in that ownership and furnish to us copies of all forms they file pursuant to Section 16(a). Based solely on a review of Forms 3, 4 and 5 furnished to us in fiscal 2010, any written representations from reporting persons or copies of the reports that they have filed with the SEC, we believe all Section 16(a) filing requirements were timely made in the fiscal year ended March 31, 2010, except a Form 4, for a single transaction covering the grant of stock options, was not timely filed for Warren Bielke.  This report has now been filed.

DIRECTOR COMPENSATION

The following table sets forth certain information concerning the compensation of our Directors for the fiscal year ended March 31, 2010, including Directors who no longer serve:

	Fees Earned			Outstanding
	or Paid	Option		Options as of
Name	in Cash	Awards (1)	Total	March 31, 2010
David Anderson (2)	$21,750	$10,210	$31,960	32,000
Warren Bielke (2)(3)	8,500	10,210	18,710	232,000
Lothar Koob (2)	17,000	16,597	33,597	20,000
Katsumi Oneda (2)	7,000	10,210	17,210	24,000
Lewis C. Pell (4)	-	-	-	-
John J. Rydzewski (2)	21,750	16,597	38,347	20,000
Kenneth W. Anstey (2)(5)	-	-	-	-
Ron Hadani (6)	-	-	-	2,008,967
John J. Wallace (2)(7)	1,750	-	1,750	-
Total	$77,750	$63,824	$141,574	2,336,967

(1)
Based on the grant date fair value of the option awards granted in accordance with Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 718 (Topic 718, Compensation – Stock Compensation), excluding the impact of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in note 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2010.

(2)
Messrs. Anderson, Anstey, Oneda, Wallace, Koob, and Rydzewski received director’s fees payable in connection with their attendance at telephonic and in-person meetings of the board and various committees. The amounts in the table do not include reimbursements for certain company-related travel expenses.  Mr. Bielke for such period prior to and during the term of his consulting arrangement with Vision-Sciences, but no longer receives these fees.

(3)
On April 7, 2009, the Board approved Mr. Warren L. Bielke’s entering into a consulting agreement with us to provide sales and marketing services. In connection with this arrangement, Mr. Bielke resigned from the Audit Committee effective April 7, 2009.  Under this Agreement, Mr. Bielke earned $8,000 per month, commencing April 7, 2009, and which was increased to $9,000 per month in October 2009. Effective November 9, 2009, upon the resignation of Mr. Hadani, Mr. Bielke was appointed Interim CEO. For Mr. Bielke, please refer to the “Summary Compensation Table” below for disclosure of his compensation as our Interim CEO.  Since Mr. Bielke was appointed as Interim CEO, he does not receive separate compensation in his capacity as a member of our Board.

(4)
Mr. Pell is an employee of Vision-Sciences and received $43,770 in salary. He does not receive separate compensation in his capacity as a member of our Board, with the exception of reimbursement of company-related travel expenses.

(5)	Mr. Anstey resigned as a member of the Board and each committee he then served effective July 7, 2009. All Directors’ options held by him expired 90 days after his last day as a Director.
(6)
Mr. Hadani resigned as a member of our Board and as President and CEO effective November 9, 2009.  Pursuant to the terms of separation agreement, his time to exercise his vested options was extended to November 9, 2012. For Mr. Hadani, please refer to the “Summary Compensation Table” below for disclosure of his compensation as our President and CEO.

(7)	Mr. Wallace resigned as a member of the Board and each committee he then served effective May 15, 2009. All Directors’ options held by him expired 90 days after his last day as a Director.

The 2003 Director Stock Option Plan (as amended, the “2003 Director Plan”) provides for the grant of non-statutory stock options (collectively “Director Options”) to our directors who are not our employees or any of our subsidiaries (collectively “Outside Directors”).  No discretionary options or other awards can be granted under the 2003 Director Plan; rather, Director Options to purchase 10,000 shares of Common Stock (subject to adjustment for stock splits, reverse stock splits, stock dividends, recapitalizations or other similar changes in capitalization) are granted automatically (i) to each person who becomes an Outside Director after the date the 2003 Director Plan was approved by our stockholders and (ii) to each Outside Director on each date on which our annual meeting of the stockholders held, provided that such Outside Director does not then hold any options under the 1993 Director Option Plan that have not vested as of such date.

The exercise price per share of any Director Option is the fair market value of one share of Common Stock on the date of grant. While our stock is listed on a national securities exchange or other nationally recognized trading system such as the NASDAQ Stock Market, this will be the closing price per share of the our Common Stock on the trading day of the Annual Stockholders Meeting. Each Director Option is fully vested and exercisable in full on the date of grant. Director Options are exercisable until the tenth anniversary of the date of grant.

During our fiscal year 2010, each Outside Director received the following fees for attendance at meetings:

•	$2,000 for attendance at each in-person meeting of the Board;
•	$1,000 for attendance at telephonic meetings of the Board;
•	$750 for attendance at each Audit Committee meeting; and
•	$500 for attendance at each Governance and Nominating Committee meeting and each Compensation Committee meeting.

           EXECUTIVE COMPENSATION AND OTHER INFORMATION

Overview – Compensation Objectives and Philosophy

The Compensation Committee is responsible for establishing and administering compensation for the Company’s executive officers, including our Interim CEO, and exercising oversight of compensation practices for all employees including strategies for attracting, developing and motivating employees.

The Compensation Committee considers its primary goal to be designing and implementing equitable and cost-effective compensation programs that link corporate strategy and goals to compensation plans. In this regard, there are four primary considerations impacting compensation decisions:  (i) driving sustainable Company growth; (ii) progressively improving our operating and financial performance; (iii) fostering an innovative and entrepreneurial corporate culture; and (iv) delivering superior investment returns to our stockholders.

Key factors that the Compensation Committee examines when designing compensation programs include the compensation practices at peer companies and the competitiveness of our programs in the market.  We have determined that our Company’s executive compensation practices should place a greater emphasis on corporate performance rather than individual performance. Accordingly, our executive compensation is designed to motivate executives by aligning a substantial portion of their compensation with the achievement of corporate goals.

We design, develop, manufacture and market technologically advanced endoscopic products.  In recent years we have incurred substantial net losses resulting from significant investment in new product technologies and systems that have enabled us to remain a technology leader.   In the future, we expect our net losses to reduce as market introductions of newly developed products accelerate.  Accordingly, in the current fiscal year, the Compensation Committee formalized an incentive bonus program reflecting the Company’s product commercialization targets as described more fully below.

Review of Relevant Compensation Data

We consider market pressures and compensation practices at a peer group of companies when administering executive compensation.  In order to assess the competitiveness of our executive compensation practices, the Compensation Committee compared our 2010 executive officer compensation against the compensation provided to executives in comparable positions at peer companies.

The peer group examined by the Compensation Committee includes medical technology companies that are comparable to us in size or business life-cycle stage and with whom we believe we compete for investor capital. These companies are:  Atricure; ATS Medical; Cutera; Hansen Medical; LeMaitre Vascular; MELA Sciences, Inc.; Micrus Endovascular; Osteotech; Spectranetics; STARR Surgical; and Stereotaxis.

We reviewed compensation data for executives at the peer companies with positions comparable to those held by our executive officers.  This data consisted of salary, bonus and equity award information as well as total direct compensation paid by each of the peer companies as reflected in their proxy statements.

Although the Compensation Committee reviewed peer compensation data to help inform its decision-making process, this data is only one point of information taken into account by the Compensation Committee in making compensation decisions that we feel will best help us achieve our corporate objectives.

Elements of Compensation

The success of a medical technology company is significantly influenced by the quality of its work force. With this in mind, we strive to provide what we believe is a competitive total compensation package to our executive officers through a combination of three different elements of compensation.

First, we set base salaries at a level designed to attract and retain executives based on experience and an internal determination as to how critical the position is to our success and financial performance. Second, we award performance bonuses for achieving pre-determined corporate and individual objectives and to support an environment in which executives are accountable for performance. Finally, we provide equity incentives to encourage sustained long-term performance and create a culture of ownership and entrepreneurship.

In addition to these three elements of compensation, we provide other benefits, such as health and life insurance, to our employees, including our executive officers, to promote their safety and security.  The following discussion further describes the mix of compensation elements we pay to our executive officers.

Base Salary

We pay salaries to our executive officers to provide a base-level of compensation to them in consideration of the services they perform for us. We recognize that our financial success and the achievement of our long-term objectives is largely dependent upon the experience, skills and efforts of our executive management and that the executive compensation we pay must be competitive with the compensation paid by other similarly-situated companies in order to recruit and retain our executive management team.

The base salaries of our executive officers are primarily established based on the scope of their responsibilities, taking into account competitive market compensation paid by other small-cap, medical device public companies for similar positions and adjusted as necessary to recruit or retain specific individuals. Other factors affecting executive base salary are the executive’s level of experience and an evaluation of the individual's contribution to our success.

The amount of salary paid during 2010 to each of our named executive officers is shown in the Summary Compensation Table below.  The Compensation Committee set the annual base salaries for other named executives after reviewing the individual's level of responsibility, experience and performance.

Performance Bonus

A competitive environment characterized by significant changes in the evolution of our core endoscopic technologies led the Compensation Committee in recent years to conclude that a bonus program with predetermined performance objectives would be unduly rigid.  Instead, the Compensation Committee operated on the basis of offering discretionary bonuses to achieve the goals outlined above for our compensation program.

However, our current efforts to significantly accelerate commercialization of several products motivated the Compensation Committee to adopt a Performance Incentive Plan (the “Performance Plan”) at the conclusion of the current fiscal year that will become effective for fiscal 2011.  The Plan provides for the payment of bonuses to the Company’s executive officers and other senior managers based on the attainment of specified Company performance and individual executive objectives.

Any payments which may be due under the Performance Plan on account of fiscal 2011 performance will be paid in shares of restricted stock awarded under our current 2007 Stock Incentive Plan and will vest over three years. Thus, the Performance Plan is designed both to motivate executives  to maximize the Company’s performance in the year in which they are granted restricted shares and to provide long-term retention incentive for the vesting period with respect to those shares that become eligible to vest based on the Company’s performance.

Our goal in creating the Performance Plan is to more closely align executive compensation with the achievement of key corporate objectives, thereby motivating participants to perform to the best of their ability in making the Company successful and thereby increase shareholder value.  The program is designed to focus management’s attention on key Company priorities and goals and to attract, retain and reward results-oriented executives.

Each participant has a target incentive opportunity equal to a percentage of their respective annual base salary. On an annual basis, the Compensation Committee determines the target incentive opportunity to be applied. The target incentive opportunity is the amount that will be paid if the Company meets all of its performance objectives. The actual payout to participants may lower or equal to the target incentive opportunity.

Each year, with guidance from the Board of Directors, the Compensation Committee will determine the performance measures that support the Company’s business plan for the coming year and the appropriate weighting for each performance measure. Revenue growth (“Revenue”) and Earnings (Loss) before Interest and Taxes (“EBIT”) will be used as performance measures each year.  The Compensation Committee may establish additional performance measures in future years.

A “minimum,” “target” and “maximum” performance level for each of the annual performance measures will be set each year. Performance below the minimum will result in no payment for that performance measure. Performance exceeding expectations will result in additional payouts up to the allowed maximum. At the target performance level, participants will receive 100% of their target incentive opportunity.

In May 2010, the Compensation Committee set the following performance measures under the Performance Plan for 2011:  (1) Company Revenue and EBIT performance and (2) individual executive performance milestones, with each performance measure accounting for 75% and 25%, respectively, of the target incentive opportunity.  The target incentive opportunity for 2011 for the Interim CEO is 75% of his annual base salary; for certain other executive officers it is 45% of the executive officer’s annual base salary; and for certain director level management employees it is 15% of the manager’s base salary.

Under the Performance Plan no bonuses are payable to any individual unless we achieve our Revenue and EBIT targets, regardless of whether the individual meets his or her executive performance milestones.  Specifically, upon achieving 80% of our target Revenue budget and meeting a specified EBIT level, management will receive 30% of their bonuses; upon achieving of 90% of our target Revenue budget (and meeting a specified EBIT level), management will receive an additional 22.5% of their eligible bonus, and upon achieving 100% of our target Revenue budget (and meeting a specified EBIT level), management will receive the balance of their bonus (an additional 22.5%).  If the Company’s Revenue and EBIT targets are met, individual managers will receive 25% of their eligible bonus if their individual performance goals are also met.

These levels at which the Compensation Committee set the performance measures for 2011 are intended to be challenging in order to encourage our executive management to aggressively pursue the Company’s financial goals. However, these performance measures were also intended to be attainable, with the Compensation Committee’s expectation that the participants will achieve at least 80% of the target if they successfully execute the strategies and tactics developed under the Company’s strategic plan and meet their individual performance goals.

Payouts to participants in the Performance Plan are subject to the Company’s ability to provide appropriate reserves to fund any payment. The Compensation Committee has discretion to increase or decrease payout amounts under the Performance Plan, to utilize cash or shares of restricted stock to fund payments under the Performance Plan and to amend or revise the performance targets and to establish new targets.

The Compensation Committee believes a senior management team that is providing strong performance should be able to satisfy the performance measures under the Performance Plan in most, but not all, years.

Long-Term Equity Incentive Compensation

Our long-term equity incentive compensation consists of stock options that we provide to our executive officers through our 2000 and 2007 Stock Incentive Plans.

We use equity compensation so that our executives and other eligible employees will be motivated as stakeholders to contribute to our long-term success and to reward them only when our stockholders' gain value. We believe that providing a significant amount of "at risk" equity compensation to our executives is important because it aligns the interests of our executive officers with those of our stockholders and provides executive officers an opportunity to participate in our growth.

The Compensation Committee generally views long-term equity incentive compensation as incentive for future performance and not compensation for past accomplishments.  We have set target levels of equity ownership to guide its equity awards to executive officers based its review of executive equity ownership at comparable companies.

Stock option awards also provide a means of recruiting key executives and enhancing the retention of executives inasmuch as they are typically subject to vesting over an extended period of time.

Stock options granted under the 2000 and 2007 Stock Incentive Plans have an exercise price equal to the fair market value on the date of grant and have a term of 10 years.

The Compensation Committee grants stock options on a periodic basis to our executive officers and other eligible employees. The Compensation Committee determines grant levels to executives after considering the level of responsibility, experience and expected contributions of each executive, as well as peer group data.

The value of the options awarded to our Named Executive Officers that is used in our financial statements is contained in the Summary Compensation table below.  The number and grant date fair value of all stock options granted to each of our Named Executive Officers can be found in the Grants of Plan-Based Awards Table below.

The Compensation Committee annually considers granting stock options to executive officers as part of the executive performance review process.

We measure fair market value as the closing price of our common stock on the NASDAQ Stock Market on the date of grant. Our stock options vesting periods range from immediate to six years with vesting tied to continued employment.

Each grant allows the officer to acquire shares of our common stock at a fixed price per share.  The option grant will provide a return only if our common stock appreciates over the option term.

Our executive officers assist the Board in setting option grant dates only to the extent they assist the Board with scheduling these meetings. These meetings are scheduled independently of the release of material information about the Company. The Company does not backdate options or grant options retroactively.

Newly-hired executive officers and employees may receive an option grant that begins to vest as of the date they commence employment. We grant these stock options as a recruitment incentive and so that newly recruited officers and employees are motivated as owners on their first day of employment. This results in a situation in which the effective date of the grant and the exercise price are established on a date following the date the Compensation Committee approved the grant.

The size of initial stock option grants to newly hired executive officers is based in part on competitive conditions applicable to the individual’s position taking into account the level of responsibility, experience and expected contributions of each executive.  For employees below the vice president level, the size of the initial stock option grant is also based on ranges established for each position. These ranges are recommended by management, based in part on survey.

Other Elements of Compensation

Executive officers also participate in various medical, dental, life, and disability benefit programs that are generally made available to all employees.  We do not provide perquisites to our Executive officers other than those available to employees generally.

NAMED EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to compensation for the fiscal years ending March 31, 2010 and 2009 earned or paid to (i) our Interim Chief Executive Officer and our Chief Financial Officer; (ii) our former CEO and president, who served for some period of the fiscal year ended March 31, 2010; (iii) our two most highly compensated other executive officers; and (iv) another highly compensated executive (the “Named Executive Officers”).

	Fiscal			Option	All Other
Name and Principal Position	Year	Salary	Bonus	Awards (1)	Compensation		Total
Warren Bielke (2)	2010	$88,269	$-	$191,330	$69,131	(3)	$348,730
Interim Chief Executive Officer	2009	$-	$-	$-	$-		$-

Katherine Wolf	2010	$255,000	$-	$11,565	$-		$266,565
Chief Financial Officer and	2009	$126,519	$-	$2,017,200	$188	(4)	$2,143,907
Executive Vice President, Corporate Development

Gideon Hirschmann	2010	$200,000	$-	$126,820	$-		$326,820
Vice President, Operations and R&D	2009	$180,962	$-	$272,580	$1,878	(4)	$455,420

Mark Landman	2010	$156,000	$-	$62,377	$-		$218,377
Vice President, Disposables Operations	2009	$155,746	$-	$85,658	$2,336	(4)	$243,740

Jitendra Patel	2010	$134,774	$-	$49,282	$4,500	(5)	$188,556
Vice President, Industrial Division	2009	$134,256	$-	$256,973	$6,581	(6)	$397,810

Ron Hadani (7)	2010	$205,961	$-	$14,271	$109,038	(8)	$329,270
Fomer President and Chief Executive Officer	2009	$313,942	$-	$520,840	$4,296	(4)	$839,078

(1)
Based on the grant date fair value of the option awards granted in accordance with FASB ASC 718, excluding the impact of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in note 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2010.

(2)	Mr. Bielke was appointed to this position effective November 9, 2009. He did not receive compensation in this capacity in fiscal 2009.
(3)	Consists of consulting fees related to selling and marketing services Mr. Bielke provided to us prior to his appointment as Interim CEO from April 2009 to November 2009.
(4)	Consists of contributions to our 401(k) Plan. We did not make any 401(k) Plan contributions for fiscal 2010, and we do not expect to make any contributions for fiscal 2011.
(5)	Consists of automobile allowance.
(6)	Consists of automobile allowance ($4,500) and 401(k) Plan contribution ($2,081).
(7)
Mr. Hadani resigned as a member of our Board and as President and CEO effective November 9, 2009. Pursuant to the terms of the separation agreement, his time to exercise his vested options was extended to November 9, 2012.

(8)	Consists of severance pay pursuant to the terms of the separation agreement.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information concerning unexercised options that have been granted to each Named Executive Officer and that are outstanding as of March 31, 2010:

	Number of Securities	Number of Securities
	Underlying	Underlying		Option	Option
	Vested Options	Unvested Options		Exercise	Expiration
Name	Exercisable	Unexercisable		Price	Date
Warren Bielke	4,000	-	(1)	$1.92	9/1/2015
	4,000	-	(1)	1.49	8/3/2016
	4,000	-	(1)	1.41	8/21/2017
	10,000	-	(1)	4.09	8/28/2018
	10,000	-	(1)	1.36	9/3/2019
	100,000	-		1.20	11/9/2019
	100,000	-		1.25	1/4/2020

Katherine Wolf	150,000	450,000	(2)	3.62	9/16/2018
	-	200,000	(3)	3.62	9/16/2018
	11,419	1,039	(4)	1.28	4/1/2019

Gideon Hirschmann	100,000	100,000	(2)	3.20	3/19/2018
	-	150,000	(3)	1.63	1/8/2019
	8,940	814	(4)	1.28	4/1/2019
	-	150,000	(2)	1.05	6/16/2019

Mark Landman	50,000	-		1.06	3/27/2001
	28,750	-		0.79	8/15/2002
	30,000	-		0.89	12/17/2002
	7,500	-		1.04	6/6/2003
	7,500	-		1.09	6/6/2003
	20,000	-		2.05	7/25/2005
	15,000	-		1.75	3/31/2006
	5,625	5,625	(2)	1.10	4/4/2007
	6,250	18,750	(2)	4.88	5/29/2008
	6,997	637	(4)	1.28	4/1/2019
	-	75,000	(2)	0.98	8/18/2019

Jitendra Patel	10,000	-		2.05	7/25/2015
	10,000	-		1.75	3/31/2016
	5,000	5,000	(2)	1.27	8/8/2017
	18,750	56,250	(2)	4.88	5/29/2018
	6,025	548	(4)	1.28	4/1/2019
	-	40,000	(2)	1.42	10/15/2019

Ron Hadani (5)	400,000	-		1.05	11/9/2012
	480,000	-		1.04	11/9/2012
	720,000	-		1.09	11/9/2012
	400,000	-		1.44	11/9/2012
	8,967	-		1.28	11/9/2012
	2,738,723	1,253,663

(1)	Granted to Mr. Bielke in the capacity as a member of our Board.
(2)	Vests ratably over four 4 years.
(3)	Vests upon achieving certain milestones.
(4)	Vests monthly over one year.
(5)
Mr. Hadani resigned as a member of our Board and as President and CEO effective November 9, 2009.  Pursuant to the terms of separation agreement, his time to exercise his vested options was extended to November 9, 2012.

Compensation Risk Assessment

The Compensation Committee has conducted a risk assessment of our employee compensation programs, including our executive compensation programs, and has concluded that our employee compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and do not incentivize executives or other employees to take unnecessary or excessive risks. As a result, we believe that risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

           AGREEMENTS AND OTHER RELATED PARTY TRANSACTIONS

Potential Payments Upon Termination or Change in Control

Ms. Wolf is entitled to receive certain severance payments upon termination of employment without cause, or following a change in control, as more fully described under “Agreements with Directors and Named Executive Officers”.  Ms. Wolf is entitled to severance payments in an amount equal to three months of salary for each year of service, up to a maximum of twelve months of salary. In September 2010, Ms. Wolf will be entitled to six months of salary as severance. Any such payments would be paid pursuant to our normal payroll practices.

Agreements with Directors and Named Executive Officers

On November 9, 2009, the Board appointed Mr. Warren Bielke, age 62, a current member of the Board to serve, effective immediately, as Interim CEO, until the earlier of his resignation or such time as a Chief Executive Officer is selected by the Board. Mr. Bielke will continue to serve as a member on the Board. In connection with Mr. Bielke’s position as Interim CEO, we entered into an Employment Agreement, effective November 9, 2009, with Mr. Bielke, pursuant to which he will be entitled to receive a base salary of $255,000 per year, a performance-based incentive compensation amount as determined by the Compensation Committee of the Board, and certain other benefits. Upon entering into the Employment Agreement and with respect to each three-month period of employment, Mr. Bielke will be granted an immediately vested option to purchase 100,000 shares of our common stock in accordance with our 2007 Stock Incentive Plan.

On September 16, 2008 we entered into a letter agreement with Ms. Wolf, pursuant to which Ms. Wolf was named Executive Vice President, Corporate Development and Chief Financial Officer. Under the letter agreement, Ms. Wolf’s annual base salary is set at $255,000, subject to annual review. In addition, the letter agreement provides that Ms. Wolf will receive up to three months’ severance upon termination of employment without cause or following a change of control for each year of service, up to a maximum of twelve months’ severance. Ms. Wolf is eligible to receive these payments after the first, second, third and fourth anniversaries of her employment start date.

Mr. Pell, one of our founders and the chairman of our Board, is an employee of Vision-Sciences and received a salary of $43,770 in fiscal 2010.

For fiscal 2010, our Board did not award any bonuses to any member of our management, our employees or senior management or executives.

Certain Relationships and Related Transactions

SpineView Agreement

On June 19, 2008 we entered into a Development and Supply Agreement (the “SpineView Agreement”), pursuant to which we are to develop and supply a CCD-based video endoscope to SpineView for use with SpineView’s products. SpineView is engaged in the development and manufacture of miniature, minimally invasive, disposable spine surgery devices that include reusable endoscopes for visualization and image guidance.

Pursuant to the SpineView Agreement, SpineView agreed to pay us $225,000 in connection with the milestone achievement for delivery of the first working prototype of the SpineView spinoscope, and to reimburse us for up to $40,000 of our out-of-pocket costs which were completed as of the end of fiscal 2010.  SpineView has agreed to place an initial firm order with us for 50 video endoscope systems at a purchase price of $27,000 per system (the “Initial Order”), for a total of $1.4 million. We expect this Initial Order to occur during fiscal 2011. Following delivery of the Initial Order, SpineView is to submit a forecast for the following 12 months, of which the first six months will be considered a firm order at a price of $23,500 per video endoscope system. We are also to be the exclusive supplier to SpineView of visualization means for use with some future SpineView products.

Mr. Pell, our Chairman, is the Chairman of the SpineView board and an investor in SpineView. Messrs. Katsumi Oneda and John J. Rydzewski, members of our Board, own approximately 20.3%, 3.5% and 0.1%, respectively of in SpineView.

At a Board meeting held on May 29, 2008, the Board reviewed the terms of the final draft of the SpineView Agreement, outside of the presence of Messrs. Pell and Oneda. The remaining (uninterested) members of our Board determined that the SpineView Agreement was fair, properly negotiated, and would be at least as favorable to us as could have been obtained from unaffiliated third parties, and accordingly, after discussion, it was approved. Mr. Rydzewski was neither an investor in SpineView nor a member of our Board at that time, and has no other relationship with SpineView.

Revolving Loan Agreement

On November 9, 2009, we entered into a three-year $5.0 million revolving loan agreement (the “Loan”) with our Chairman, Mr. Pell (the “Lender”). Any amounts drawn against the Loan (an “Advance”) accrue interest at a per annum rate of 7.5%. The Lender will receive an availability fee equal to a per annum rate of 0.5% on the unused portion of the Loan calculated based on the difference between the average annual principal amount of the outstanding Advances under the Loan and the maximum advance of $5.0 million. The availability of advances under the Loan is subject to customary conditions. Subject to the terms of the Loan, we will be required to prepay all amounts outstanding under the Loan upon a change of control of the Company and we will be required to prepay part or all of the amounts outstanding in the event we secure other financing or consummate a sale or license of assets, in each case resulting in net proceeds of $5.0 million or greater.

In connection with the Loan, the Lender received a five-year warrant (the “Initial Warrant Shares”) to purchase up to 272,727 shares of our common stock at an exercise price of $1.375 per share (representing 7.5% warrant coverage, or approximately 0.7% of our outstanding common stock), which was immediately vested upon issuance. In addition, we issued a second five-year warrant (the “Additional Warrant Shares”) to purchase up to an additional 378,788 shares of our common stock at an exercise price of $1.65 per share (representing up to an additional 12.5% warrant coverage, or approximately 1.0% of our outstanding common stock) vests at the time that each Advance is made in an amount equal to (i) the product of the amount of the Additional Warrant Shares multiplied by (ii) a ratio, (A) the numerator of which shall be the amount of the new Advance and (B) the denominator of which shall be $5.0 million.

In March 2010, we took a $2.5 million Advance under the Loan and, under the terms of the Loan, a warrant to purchase 189,394 shares of Common Stock at $1.65 per share vested. The fair value of such warrant was  $105,559 .

In June 2010, we took an additional $2 million Advance under the Loan and, under the terms of the Loan, a warrant to purchase 151,515 shares of Common Stock at $1.65 per share vested. The fair value of such warrant was $87,383.

The Governance and Nominating Committee reviewed the terms of the Loan at three meetings held in October 2009, and recommended approval to the full Board.  At a Board meeting held on November 9, 2009 the Board reviewed the terms of the final draft of the Loan Agreement, outside of the presence of Mr. Pell. The remaining (uninterested) members of our Board determined that the Loan was fair, properly negotiated, and would be at least as favorable to us as could have been obtained from unaffiliated third parties, and accordingly, after discussion, it was approved.

Agreement with Mr. Hadani

The Company and Mr. Ron Hadani, formerly our President and Chief Executive Officer and a member of our Board, entered into a separation and release agreement pursuant to which Mr. Hadani resigned from all positions with the Company and its subsidiaries and as member of its Board, effective November 9, 2009.  Pursuant to this agreement, and in lieu of his existing contractual benefits, the Company granted Mr. Hadani three years to exercise his vested stock options, to November 9, 2012, and agreed to pay Mr. Hadani 15 months of monthly net COBRA health insurance premiums, 15 months of base salary and two weeks of base salary for accrued vacation time.  The Company and Mr. Hadani also exchanged mutual releases and other customary covenants.  This agreement was approved by the Compensation Committee and the Board.

           OTHER MATTERS RELATED TO THIS PROXY STATEMENT

Solicitation of Proxies

This solicitation of proxies is made on our behalf and we will bear all costs of solicitation. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, fax and personal interviews, and we reserve the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their out-of-pocket expenses in this connection.

Householding and Electronic Availability of Proxy Materials

We are permitted pursuant to Securities and Exchange Commission  rules to deliver a Notice only that proxy materials are available over the Internet. These rules permit us to furnish proxy materials, including this proxy statement and our fiscal 2010 Annual Report on Form 10-K, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies.  Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to our stockholders (or to each household which has elected a single notice of meeting), which will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet or by telephone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive Proxy materials by mail or email will remain in effect until you revoke it.

Stockholder Proposals

We must receive proposals of stockholders intended to be presented at our 2011 Annual Meeting of Stockholders at our principal office in Orangeburg, New York not later than March 27, 2011.

If a stockholder wishes to present a proposal at the 2011 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, such stockholder must give written notice to us at our principal office in Orangeburg, New York not later than June 15, 2011.

Incorporation by Reference

In our filings with the Securities and Exchange Commission, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the Securities and Exchange Commission, which information should be considered as part of the filing that you are reading. Our Annual Report on Form 10-K for fiscal 2010, is incorporated herein by reference. Based upon Securities and Exchange Commission regulations, the report of the Audit Committee is not specifically incorporated by reference into any other filings that we make with the Securities and Exchange Commission, other than our Annual Report on Form 10-K. This proxy statement is part of the proxy materials for the 2010 Annual Meeting of Stockholders. We will provide you, upon request and without charge, a copy of all information incorporated by reference in this proxy statement by first class mail or other equally prompt means within one business day of such request. Requests should be made to Vision-Sciences, Inc., 40 Ramland Road South, Orangeburg, New York 10962, Attention: Corporate Secretary, or by calling (848) 365-0600. You may not consider this proxy statement as material for soliciting the purchase or sale of our common stock.

By Order of the Board of Directors,

/s/ Lewis C. Pell
Lewis C. Pell, Chairman
July 20, 2010

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO SUBMIT YOUR PROXY BY TELEPHONE OR INTERNET OR COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

APPENDIX A

VISION-SCIENCES, INC.
2007 AMENDED AND RESTATED
STOCK INCENTIVE PLAN

1. Purpose

The purpose of this 2007 Stock Incentive Plan (the “Plan”) of VISION-SCIENCES, INC., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company. The Plan will provide such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue of 1986, as amended, and any regulations promulgated thereunder (the “Code”).

2. Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant.”

3. Administration and Delegation

(a)   Administration by Board of Directors.   The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)   Appointment of Committees.   To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

4. Stock Available for Awards

(a)   Number of Shares.   Subject to adjustment under Section 8, Awards may be made under the Plan for up to 5,000,000 shares of common stock, $.01 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b)   Per-Participant Limit.   Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 2,000,000 per calendar year. The per Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code (“Section 162(m)”).

5. Stock Options

(a)   General.   The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b)   Incentive Stock Options.   An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

(c)   Exercise Price.   The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

(d)   Duration of Options.   Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

(e)   Exercise of Option.   Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f)    Payment Upon Exercise.   Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)   in cash or by check, payable to the order of the Company;

(2)   except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

(3)   when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

(4)   to the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5)   by any combination of the above permitted forms of payment.

(g)   Substitute Options.   In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5.

6. Restricted Stock

(a)   Grants.   The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

(b)   Terms and Conditions.   The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

7. Other Stock-Based Awards

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8. Adjustments for Changes in Common Stock and Certain Other Events

(a)   Changes in Capitalization.   In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

(b)   Liquidation or Dissolution.   In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

(c)   Reorganization and Change of Control Events.

(1)         Definitions:

(a)    “Reorganization Event” shall mean:

(i)    any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property;

(ii)   any exchange of shares of the Company for cash, securities or other property pursuant to a share exchange transaction; or

(iii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board.

(b)   “Change of Control Event” shall mean:

(i)    the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided. however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (i) of this definition, (D) any acquisition by Katsumi Oneda or Lewis C. Pell, or any affiliate thereof (within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended) (or their respective spouses and minor children or by a trust for the benefit of any of such persons) (each party is referred to herein as an “Exempt Person”) of any shares of Common Stock; provided that, after such acquisition, such Exempt Person does not beneficially own more than 40% of either (i) the Outstanding Company Common Stock of (ii) the Outstanding Company Voting Securities; or

(ii)   the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any Exempt Person, the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 20% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

(2)         Effect on Options:

(a)    Reorganization Event.   Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);provided that if such Reorganization Event also constitutes a Change in Control Event, such assumed or substituted options shall be immediately vested and exercisable in full upon the occurrence of such Reorganization Event. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event. Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefore, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

(b)   Change in Control Event.   Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, all Options then outstanding shall automatically become vested and immediately exercisable in full.

9. General Provisions Applicable to Awards

(a)   Transferability of Awards.   Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)   Documentation.   Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)   Board Discretion.   Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)   Termination of Status.   The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e)   Withholding.   Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f)    Amendment of Award.   The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefore another Award of the same or a different type, changing the date of exercise or realization, changing the option exercise price and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g)   Conditions on Delivery of Stock.   The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company,

(ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)   Acceleration.   The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10. Compliance with Section 409A of the Code

(a)   Intention to Comply with 409A.   To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. This Plan and any grants made hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause this Plan or any grant made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants). Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)   “Service Recipient” Stock.   In order to determine for purposes of Section 409A of the Code whether a Participant is employed by a member of the Company’s controlled group of corporations under Section 414(b) of the Code (or by a member of a group of trades or businesses under common control with the Company under Section 414(c) of the Code) and, therefore, whether the shares of Common Stock that are or have been purchased by or awarded under this Plan to the Participant are shares of “service recipient” stock within the meaning of Section 409A of the Code:

(1)         Controlled Group Test in Code.   In applying Code Section 1563(a)(1), (2) and (3) for purposes of determining the Company’s controlled group under Section 414(b) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3), and

(2)         Controlled Group Test in Regulation.   In applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses under common control with the Company for purposes of Section 414(c) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2.\

11. Miscellaneous

(a)   No Right To Employment or Other Status.   No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)   No Rights As Stockholder.   Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c)   Effective Date and Term of Plan.   The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company’s stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d)   Amendment of Plan.   The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders as required by Section 162(m) (including the vote required under Section 162(m)).

(e)   Governing Law.   The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

VISION-SCIENCES, INC.
40 RAMLAND ROAD SOUTH
ORANGEBURG, NY 10962

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M26356-P99936 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

VISION-SCIENCES, INC.

The Board of Directors recommends a vote FOR the following:

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. Election of Directors as Class I Directors	☐	☐	☐	______________________

Nominees

01) Lewis C. Pell
02) John J. Rydzewski

The Board of Directors recommends a vote FOR proposals 2 and 3.	For	Against	Abstain
2. To ratify the selection of Amper, Politziner & Mattia, LLP as the independent registered public accountants of Vision-Sciences, Inc.	☐	☐	☐
3. To approve amendments to the Vision-Sciences, Inc. 2007 Stock Incentive Plan to increase the number of shares available under the Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com.

M26357-P99936

VISION-SCIENCES, INC.
Annual Meeting of Shareholders
September 2, 2010 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned, revoking all prior proxies, hereby appoint(s) Lewis C. Pell and Warren Bielke, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of Vision-Sciences, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Vision-Sciences, Inc., to be held at its offices at 40 Ramland Road South, Orangeburg, New York 10962, on September 2, 2010 at 10:00 a.m., local time, and at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed by the undersigned shareholder(s). IF THIS PROXY IS SIGNED, BUT IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised or affirmatively indicate his intent to vote in person.

Continued and to be signed on reverse side